UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2023

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As partial consideration for the October 2021 acquisition of Lighthouse Imaging, and as part of an Asset Purchase Agreement dated as of October 4, 2021, the Company agreed to pay up to $1,500,000 in two annual installments of up to $750,000, each contingent upon the Lighthouse Imaging division achieving stated levels of gross margin for the given twelve month earn-out period. As of June 30, 2022, the first annual earn-out liability of $750,000 for the period ending September 30, 2022 was written off to other income due to the Company’s determination that the Lighthouse Imaging division would not achieve the minimum gross margin requirement for that first earn-out installment. On March 28, 2023, the Company and holders of rights to participate in the remaining earn-out installment entered into an amendment (i) reducing the stated gross margin target and threshold for the second earn-out period but also (ii) reducing the maximum earn-out payment for such period, to $600,000. Under the amendment, the participating holders also confirmed the accuracy of prior calculations under the Asset Purchase Agreement and confirmed the absence of any prior disputes relating to the first annual earn-out payment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: March 30, 2023	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

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